                                                                   EXHIBIT 10.32

                               AMENDMENT NO. 1 TO
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This Amendment No. 1 (this "Amendment"), dated as of April 26, 2000, is by and among CKE Restaurants, Inc. (the "Borrower"), the Lenders party hereto (the "Lenders") and Paribas, acting in its capacity as agent for the Lenders (the "Agent"), and amends that certain Third Amended and Restated Credit Agreement, dated as of November 24, 1999, among the Borrower, the Lenders party thereto and the Agent (the "Credit Agreement"). Capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Credit Agreement.

         The Borrower, the Lenders and the Agent, pursuant to Section 10.5 of the Credit Agreement, hereby agree to amend the Credit Agreement as follows upon the terms and conditions set forth herein:

1. Section 1.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the table contained in the definition of "Applicable Margin" to read as follows:

    Leverage Ratio                         Eurodollar Loans     Base Rate Loans    Commitment Fee
    --------------                         ----------------     ---------------    --------------
    less than 1.5 to 1.0                        1.250%               0.00%             0.375%

    1.5 to 1.0 or greater, but less
    than 2.0 to 1.0                             1.500%               0.250%            0.375%

    2.0 to 1.0 or greater, but less
    than 2.5 to 1.0                             1.875%               0.625%            0.375%

    2.5 to 1.0 or greater, but less
    than 3.0 to 1.0                             2.125%               0.875%            0.500%

    3.0 to 1.0 or greater, but less
    than 3.5 to 1.0                             2.250%               1.000%            0.500%

    3.5 to 1.0 or greater                       3.250%               1.750%            0.500%


2. Section 1.1 of the Credit Agreement is hereby amended by deleting "3.0" appearing in the fourth sentence of subsection (a) of the definition of "Applicable Margin" and inserting "3.5" in place thereof.

3. Section 1.1 of the Credit Agreement is hereby amended by inserting at the end of the definition of "Applicable Margin" the following subsection (c):

                  (c) Notwithstanding the foregoing, if the Borrower and its Subsidiaries have not received an aggregate amount of Net Sale Proceeds of at least $125 million during the period from April 15, 2000 to October 27, 2000, then the Applicable Margin with respect to each Eurodollar Loan or Base Rate Loan shall be increased by 0.500% until such time as the aggregate amount of Net Sale Proceeds received after April 15, 2000 shall be at least $125 million.

4. Section 1.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the definition of "Consolidated EBITDA" to read as follows:

                  "Consolidated EBITDA" shall mean, for any Person during any period, the sum of (i) Consolidated Net Income for such period, plus
         (ii) to the extent deducted in the calculation of Consolidated Net Income for such period, Consolidated Interest Expense for such period, plus (iii) to the extent deducted in the calculation of Consolidated Net Income for such period, federal and state income taxes for such period, plus (iv) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amortization expense for such period, plus (v) to the extent deducted in the calculation of Consolidated Net Income for such period, all extraordinary losses for such period, minus (vi) to the extent included in the calculation of Consolidated Net Income for such period, all extraordinary gains for such period, all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP, plus (vii) without duplication, to the extent deducted (or minus to the extent added) in the calculation of Consolidated Net Income for the period from November 2, 1999 through January 31, 2000, the non-recurring items from such period as presented in the EBITDA Reconciliation Summary set forth on Exhibit K hereto.

5. Section 1.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the definition of "Consolidated Tangible Net Worth" to read as follows:

                  "Consolidated Tangible Net Worth" shall mean, at any time, the excess of (i) the total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, minus goodwill and any other items that are classified as intangibles in accordance with GAAP, plus the net loss (expressed as a positive number), in the aggregate (not to exceed $100 million), from all Asset Dispositions of any Restaurant or Restaurants made after April 15, 2000, minus (ii) all liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

6. Section 1.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the definition of "Paydown Condition" to read as follows:

                  "Paydown Condition" shall mean the point in time at which the Borrower shall have prepaid the outstanding Loans (and such Loans and all Commitments in connection therewith shall have been permanently reduced) in the aggregate amount of $175,000,000 with the Net Sale Proceeds of Asset Dispositions of Restaurants occurring on or after November 2, 1999 in accordance with the provisions of Section 2.12(a)(ii)(B).

7. Section 2.6 of the Credit Agreement is hereby amended by replacing the last sentence of subsection (a) thereof with the following:

         The Borrower agrees to pay interest in respect of the unpaid principal amount of each Term Loan that is a Base Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to (i) so long as the Leverage Ratio is less than 3.5 to 1.0, the sum of (A) 1.25% plus (B) the Base Rate in effect from time to time, such rate to change as and when the Base Rate changes, such interest to be computed on the basis of a 365 or 366-day year, as the case may be, and paid for the actual number of days elapsed, or (ii) so long as the Leverage Ratio is 3.5 to 1.0 or greater, the sum of (A) 1.75% plus (B) the relevant Base Rate, such interest to be computed on the basis of a 365 or 366-day year and paid for the actual number of days elapsed, in each case subject to the provisions of clause (c) of this Section 2.6. For purposes of this subsection 2.6(a), the Leverage Ratio shall be calculated in the same manner (and adjustments to the interest rate of Term Loans that are Base Rate Loans shall be made in the same manner as are adjustments to Applicable Margin) as specified in subsection (a) of the definition of "Applicable Margin."

8. Section 2.6 of the Credit Agreement is hereby amended by replacing the last sentence of subsection (b) thereof with the following:

         The Borrower agrees to pay interest in respect of the unpaid principal amount of each Term Loan that is a Eurodollar Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to (i) so long as the Leverage Ratio is less than 3.5 to 1.0, the sum of (A) 2.50% plus (B) the relevant Eurodollar Rate, or (ii) so long as the Leverage Ratio is 3.5 to 1.0 or greater, the sum of (A) 3.25% plus (B) the relevant Eurodollar Rate, such interest in each case to be computed on the basis of a 360-day year and paid for the actual number of days elapsed, in each case subject to the provisions of clause (c) of this Section 2.6. For purposes of this subsection 2.6(b), the Leverage Ratio shall be calculated in the same manner (and adjustments to the interest rate of Term Loans that are Eurodollar Loans shall be made in the same manner as are adjustments to Applicable Margin) as specified in subsection (a) of the definition of "Applicable Margin."

9. Section 2.12 of the Credit Agreement is hereby amended by amending and restating, in its entirety, paragraph (B) of clause (ii) of subsection (a) thereof to read as follows:

                  (B) Upon the consummation of any Asset Disposition of any Restaurant or Restaurants occurring on or after November 2, 1999 and, with respect to subparagraphs (I) and (II) hereof, prior to the occurrence of the Paydown Condition, within ten (10) days after the Borrower or any of its Subsidiaries receives any Net Sale Proceeds with respect to any such Asset Disposition, the Borrower shall prepay the outstanding Loans (I) in an amount equal to 100% of the first $100,000,000 of such Net Sale Proceeds of Restaurants, (II) in an amount equal to 75% of the next $100,000,000 of such Net Sale Proceeds of Restaurants, and (III) notwithstanding any other provision of this paragraph 2.12(a)(ii)(B), in an amount equal to 100% of the net proceeds, without duplication, from sales of Carl's Jr. and Taco Bueno Restaurants, each in accordance with the provisions of Section 2.12.

10. Section 7.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the table contained in subsection (a) thereof to read as follows:

         Period                                                       Ratio
         ------                                                    ------------
         Second A&R Closing Date through November 1, 1999          3.60 to 1.00
         November 2, 1999 through January 31, 2000                 4.00 to 1.00
         February 1, 2000 through May 22, 2000                     5.00 to 1.00
         May 23, 2000 through August 14, 2000                      4.80 to 1.00
         August 15, 2000 through November 6, 2000                  4.60 to 1.00
         November 7, 2000 through January 29, 2001                 4.00 to 1.00
         Each fiscal quarter of the Borrower thereafter            2.50 to 1.00

11. Section 7.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the table contained in subsection (b) thereof to read as follows:

         Period                                                         Ratio
         ------                                                    ------------
         Second A&R Closing Date through November 1, 1999          3.00 to 1.00
         November 2, 1999 through January 31, 2000                 3.00 to 1.00
         February 1, 2000 through May 22, 2000                     2.50 to 1.00
         May 23, 2000 through August 14, 2000                      2.50 to 1.00
         August 15, 2000 through November 6, 2000                  2.50 to 1.00
         November 7, 2000 through January 29, 2001                 2.50 to 1.00
         Each fiscal quarter of the Borrower thereafter            5.00 to 1.00

12. Section 7.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the table contained in subsection (d) thereof and the proviso immediately following to read as follows:

         Period                                                       Amount
         ------                                                    ------------
         Second A&R Closing Date through November 1, 1999          $200,000,000
         November 2, 1999 through January 31, 2000                 $175,000,000
         February 1, 2000 through May 22, 2000                     $155,000,000
         May 23, 2000 through August 14, 2000                      $160,000,000
         August 15, 2000 through November 6, 2000                  $165,000,000
         November 7, 2000 through January 29, 2001                 $180,000,000
         Each fiscal quarter of the Borrower thereafter            $260,000,000

         provided, however, that the amount set forth opposite such period shall be reduced by the EBITDA Adjustments as of the date of determination attributable to those Restaurants sold (excluding those sold during the period from November 2, 1999 through January 31, 2000) pursuant to which the Net Sale Proceeds from such sales have been applied to permanently reduce the Commitments of the Lenders on or before the 45th calendar day following the end of the fiscal quarter in which such Restaurants were sold.

13. Section 7.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, the table contained in subsection (e) thereof to read as follows:

         Period                                                        Ratio
         ------                                                    ------------
         Second A&R Closing Date through November 1, 1999          5.00 to 1.00
         November 2, 1999 through January 31, 2000                 5.80 to 1.00
         Feb. 1, 2000 through May 22, 2000                         5.80 to 1.00
         May 23, 2000 through August 14, 2000                      5.80 to 1.00
         August 15, 2000 through November 6, 2000                  5.70 to 1.00
         November 7, 2000 through January 29, 2001                 5.20 to 1.00
         Each fiscal year of the Borrower thereafter               3.75 to 1.00

14. Section 7.1 of the Credit Agreement is hereby amended by amending and restating, in its entirety, subsection (f) thereof to read as follows:

                  (f) Capital Expenditures. The Borrower shall not make or incur, and shall not permit any of its Subsidiaries to make or incur, any Capital Expenditures, except Capital Expenditures of the Borrower and its Subsidiaries in an aggregate amount not in excess of $120,000,000 in each fiscal year of the Borrower; and provided that if the aggregate amount of Capital Expenditures made or incurred during such fiscal year of the Borrower is less than the amount (as reduced, if applicable) permitted to be made or incurred pursuant to this clause
         (f), then the maximum amount for the following fiscal year of the Borrower (but not any subsequent fiscal year of the Borrower) shall be increased by the amount of such difference. The Borrower shall not enter into and shall not permit any of its Subsidiaries to enter into any commitments to build or develop new Restaurants; provided, that the Borrower may, and may permit its Subsidiaries to, complete any new Restaurant that was under development on or before April 26, 2000, and for which the Borrower or any of its Subsidiaries had either commenced construction or had entered into commitments to build such Restaurant, so long as the aggregate Capital Expenditures incurred for new Restaurants during the periods in each case commencing on January 31, 2000 shall not exceed in the aggregate (i) $13 million cumulatively through May 22, 2000, (ii) $23 million cumulatively through August 14, 2000, (iii) $30 million cumulatively through November 6, 2000, and (iv) $33 million cumulatively through January 29, 2001. Notwithstanding any other provision of this subsection 7.1(f), if at any time the Unused Portion of the Revolving Loans shall be less than $20 million, and until such time as such Unused Portion has been restored to at least $20 million, the Borrower shall not make or incur and shall not permit any of its Subsidiaries to make or incur any Capital Expenditures (other than Capital Expenditures otherwise permitted by this subsection 7.1(f) and made or incurred pursuant to contractual commitments to make or incur such Capital Expenditures entered into by the Borrower or any of its Subsidiaries at a time when such Unused Portion was at least $20 million).

15. Section 7.7 of the Credit Agreement is hereby amended by amending and restating, in its entirety, clause (ii) of subsection (b) thereof to read as follows:

                      (ii) declare and pay cash dividends to its stockholders
                during any fiscal year of the Borrower if after giving effect thereto the aggregate amount of such dividends paid or made during such fiscal year would be less than the amount of (A) 30% of Consolidated Net Income of the Borrower for each fiscal year of the Borrower (commencing with the fiscal year ending January 26,

                1998) up to and including the fiscal year immediately preceding the year in which such dividend is paid or made, less (B) the aggregate amount of any regularly scheduled payment paid pursuant to Section 7.10(d) during such fiscal year (excluding, however, the aggregate amount of payments made in connection with Permitted Redemptions), less (C) the aggregate amount of all such dividends paid and made by the Borrower after January 26, 1998 through and including the end of such immediately preceding fiscal year, less (D) the aggregate outstanding principal balance of all Employee Stock Loans then outstanding; provided, however, for purposes of this clause (ii), the Borrower shall not increase the rate of cash dividends paid in respect of its shares above the rate authorized to be paid as of the last dividend distribution date prior to April 26, 2000, or in any event pay cash dividends in a total aggregate amount greater than $4.5 million in any fiscal year; and

16. Section 7.10 of the Credit Agreement is hereby amended by replacing the "; or" as it appears at the end of subsection (a) thereof with the following:

         ; provided, however, that notwithstanding the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to, make any Prepayment of any Indebtedness referred to in Section 7.2(h); or

17. Section 7.10 of the Credit Agreement is hereby amended by amending and restating, in its entirety, subsection (d) thereof to read as follows:

                (d) make or offer to make any sinking fund payment, payment, prepayment, redemption, defeasance, purchase or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or otherwise segregate funds with respect to the Subordinated Notes (other than (i) regularly scheduled semi-annual interest payments required to be made in cash and (ii) conversions of the Convertible Subordinated Notes into common stock of the Borrower).

18. The Borrower represents and warrants to the Agent and the Lenders, as of the date hereof, after giving effect to this Amendment:

                (a) no Default or Event of Default has occurred and is continuing; and

                (b) all of the representations and warranties of the Borrower and each other Loan Party contained in the Transaction Documents are true and correct.

19. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

                (a) This Amendment shall have been duly executed and delivered by the Borrower and the Required Lenders.

                (b) The Agent shall have received a certificate of a duly authorized officer of the Borrower certifying as to matters set forth in Section 18 of this Amendment.

This Amendment shall immediately become effective as of January 31, 2000 upon the receipt by the Agent of duly executed counterparts of each of the foregoing.

20. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Transaction Document or of any other instrument or agreement referred to therein, except as set forth herein, or (b) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein. Each reference in the Credit Agreement to "this Agreement," "herein," "hereof" and words of like import and each reference in the other Transaction Documents to the "Credit Agreement" shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

21. The Borrower agrees to pay all costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsel to the Agent and the Lenders), including an amendment fee of 0.25% on its existing Commitment to each Lender who approves this Amendment.

22. Each Lender by its signature hereto hereby authorizes the Facility Conversion. If all of the Lenders acknowledge the Facility Conversion by their signatures hereto, the Facility Conversion Date will occur on and as of the date hereof.

23. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

24. Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the operation, enforceability or validity of the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

25. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                     CKE RESTAURANTS, INC.


                                     By: /s/ Carl Strunk
                                         --------------------------------------
                                     Print Name: Carl Strunk
                                     Title: Executive Vice President, Chief
                                            Financial Officer


                                     PARIBAS, as Agent and as a Lender


                                     By: /s/ Clark King
                                         --------------------------------------
                                     Print Name: Clark C. King III
                                     Title: Managing Director

                                     By: /s/ Michael Colias
                                         --------------------------------------
                                     Print Name: Michael C. Colias
                                     Title: Assistant Vice President


                                     ARAB BANKING CORPORATION


                                     By: /s/ Sheldon Tilney
                                         --------------------------------------
                                     Print Name: Sheldon Tilney
                                     Title: Deputy General Manager

                                     By:
                                         --------------------------------------
                                     Print Name:
                                                 ------------------------------
                                     Title:
                                            -----------------------------------

                                     BANK AUSTRIA
                                     CREDITANSTALT CORPORATE FINANCE, INC.


                                     By: /s/ Jack Bertges
                                          --------------------------------------
                                     Print Name: Jack R. Bertges
                                     Title: Executive Vice President


                                      By: /s/ James McCann
                                          --------------------------------------
                                      Print Name: James F. McCann
                                      Title: Vice President


                                      BANK LEUMI USA


                                      By: /s/ Joung Hee Hong
                                          --------------------------------------
                                      Print Name: Joung Hee Hong
                                      Title: Vice President


                                      BANK UNITED


                                      By: /s/ Phil Green
                                          --------------------------------------
                                      Print Name: Phil Green
                                      Title: Director


                                      FLEET NATIONAL BANK
                                      (f/k/a BANKBOSTON, N.A.)


                                      By: /s/ J. Nicholas Cole
                                          --------------------------------------
                                      Print Name: J. Nicholas Cole
                                      Title: Director

                                      BANQUE NATIONALE DE PARIS


                                      By: /s/ David W. Low
                                          --------------------------------------
                                      Print Name: David W. Low
                                      Title: Vice President

                                      By: /s/ Jeffrey Kajisa
                                          --------------------------------------
                                      Print Name: Jeffrey S. Kajisa
                                      Title: Vice President


                                      CALIFORNIA BANK & TRUST
                                      (f/k/a Sumitomo Bank of California)


                                      By: /s/ Robert S. Kahn
                                          --------------------------------------
                                      Print Name: Robert S. Kahn
                                      Title: Vice President & Relationship
                                             Manager


                                      CENTURA BANK


                                      By:
                                      Print Name:
                                      Title:


                                      CHANG HWA COMMERCIAL BANK, LTD.,
                                      NEW YORK BRANCH


                                      By: /s/ Wan-Tu Yeh
                                          --------------------------------------
                                      Print Name: Wan-Tu Yeh
                                      Title: Vice President & General Manager

                                      CREDIT INDUSTRIEL ET COMMERCIAL
                                      (f/k/a COMPAGNIE FINANCIERE DE CIC ET DE
                                      L'UNION EUROPEENNE)


                                      By: /s/ Brian O'Leary
                                          --------------------------------------
                                      Print Name: Brian O'Leary
                                      Title: Vice President


                                      By: /s/ Sean Mounier
                                          -------------------------------------
                                      Print Name: Sean Mounier
                                      Title: First Vice President


                                      AMSOUTH BANK
                                      successor in interest by merger to
                                      FIRST AMERICAN NATIONAL BANK


                                      By: /s/ Seth Butler
                                          -------------------------------------
                                      Print Name: Seth Butler
                                      Title: Corporate Bank Officer


                                      FIRST BANK & TRUST


                                      By: /s/ K.P. Balkrishna
                                          -------------------------------------
                                      Print Name: K.P. "Bala" Balkrishna
                                      Title: Executive Vice President


                                      FIRST UNION NATIONAL BANK


                                      By: /s/ Jeffrey R. Stottler
                                          -------------------------------------
                                      Print Name: Jeffrey R. Stottler
                                      Title: Vice President

                                      MANUFACTURERS BANK


                                      By: /s/ Eric Shapiro
                                          -------------------------------------
                                      Print Name: Eric Shapiro
                                      Title: Vice President


                                      NATIONAL BANK OF KUWAIT


                                      By: /s/ Robert McNeill
                                          -------------------------------------
                                      Print Name: Robert J. McNeill
                                      Title: Executive Manager


                                      By: /s/ Jeffrey J. Ganter
                                          -------------------------------------
                                      Print Name: Jeffrey J. Ganter
                                      Title: Senior Credit Officer


                                      THE SANWA BANK, LIMITED


                                      By: /s/ Toshiko Boyd
                                          -------------------------------------
                                      Print Name: Toshiko Boyd
                                      Title: Vice President


                                      SUNTRUST BANK (f/k/a/ SUNTRUST BANK,
                                      NASHVILLE, N.A.)


                                      By: /s/ William D. Priester
                                          -------------------------------------
                                      Print Name: William D. Priester
                                      Title: Assistant Vice President

                                      UMB BANK, N.A.


                                      By: /s/ David Proffitt
                                          -------------------------------------
                                      Print Name: David A. Proffitt
                                      Title: Senior Vice President


                                      U.S. BANK NATIONAL ASSOCIATION


                                      By: /s/ Janet Jordan
                                          -------------------------------------
                                      Print Name: Janet E. Jordan
                                      Title: Vice President


                                      WELLS FARGO BANK


                                      By: /s/ Jessica O. Euzebio
                                      Print Name: Jessica Euzebio
                                      Title: Vice President